Exhibit 10.15



                       WARRANT AND PARTICIPATION AGREEMENT
                       -----------------------------------

     THIS AGREEMENT is dated as of December 22, 2006, between STANFORD INTERNATIONAL BANK LIMITED, an Antiguan banking corporation ("Grantee"), SOUTH BEACH RESORTS, LLC, a Florida limited liability company ("Grantor"), AMERICAN LEISURE HOLDINGS, INC., a Nevada corporation ("AMLH"), MALCOLM WRIGHT ("Wright") and FREDERICK PAUZER ("Pauzer").

     1. In consideration of Grantee's amendment on this date of its $4.3 million Credit Agreement dated as of November 22, 2006 (the "Credit Agreement") with Grantor's affiliates American Leisure Holdings, Inc., a Nevada corporation, and Reedy Creek Acquisition Company, LLC, a Florida limited liability company, in order to increase the maximum loan amount thereunder by $1.12 million and Grantee's advance of $1.12 million under the Credit Agreement on this date to cover the cost of an appeal bond and related expenses on behalf of Grantor in In re: 740 Ocean Drive Corp., Case No. 03-42999-BKC-AJC, Chapter 11, U.S. Bankruptcy Court, S.D. Florida, Grantor hereby grants to Grantee and its assigns a transferable warrant (the "Warrant") to purchase, for an aggregate exercise price of $1.00, a 25% participation interest in the Net Proceeds (as defined in Section 4 below) realized by Grantor or its successors or assigns upon the disposition of the real property located at 740 Ocean Drive, Miami Beach, Florida and known as the Boulevard Hotel (the "Property").

     2. The Warrant shall be evidenced by one or more warrants, substantially in the form of Exhibit A hereto, registered in such names as
                                  ----------
specified  in  Schedule  1  hereto.

     3. AMLH represents and warrants that it owns 100% of the equity in the Grantor (the "Equity") and that no other person has any interest in or right to acquire any of the Equity. AMLH agrees that it will not, without Grantee's prior written consent in its sole discretion, sell, assign, transfer, pledge or otherwise dispose of any interest in the Equity.

     4. For purposes of this Agreement, "Net Proceeds" means the proceeds realized upon the disposition or refinancing of the Property less Grantor's cost basis in the Property; provided, however, that for purposes of the calculation of Net Proceeds, all operating losses or operating profits relating to the Property shall be excluded. The Property may not be sold or otherwise disposed of, including, without limitation a transfer to any Affiliate of Grantor, for consideration other than cash without Grantee's prior written consent in its sole discretion.

     5. Grantor shall provide Grantee with 30 days' prior written notice of the closing of any proposed disposition of the Property. The Warrant may be exercised at any time before the closing date of such disposition.

     6. Exercise of the Warrant shall be accomplished by delivery to Grantor of written notice thereof together with payment of the exercise price; provided, however, that in its notice of exercise, Grantee may elect cashless exercise, in which case the exercise price shall be deducted from Grantee's share of the Net Proceeds.

     7. No interest in the Property may be sold or transferred to an Affiliate of Grantor without assumption by the Affiliate of the obligations of Grantor hereunder and the prior written consent of Grantee in its sole discretion. No partial interest in the Property may be sold or transferred to any non-Affiliate of Grantor without the prior written consent of Grantee in its sole discretion.

     8. In the event that Grantee exercises the Warrant, Grantor shall pay Grantee's share of the Net Proceeds in cash to the persons and in the percentage amounts set forth on Schedule 1 attached hereto within two business days following the closing, and such payment shall be accompanied by a statement in reasonable detail setting forth Grantor's calculation of Net Proceeds. All Net Proceeds shall be held in escrow by Grantor's attorneys pending payment of Grantee's share of Net Proceeds.

     9. In the event that the Property is not sold on or prior to the third anniversary of this Agreement, then Grantor shall irrevocably appoint Grantee or its designee with full power of substitution, the true and lawful proxy of the Grantor in the Grantor's name, place and stead to engage a real estate brokerage firm to market and sell the Property, to enter into one or more purchase and sale agreements with respect to the sale of the Property, to execute any all documents necessary or appropriate in connection with the closing of the sale of the Property and to take any and all actions which the Grantee may deem necessary or proper in this respect, all at the sole cost and expense of the Grantor. The Grantor hereby affirms that this proxy is irrevocable and coupled with an interest and the Grantor hereby ratifies and confirms all that the proxy may lawfully do or cause to be done by virtue hereof. The Grantor shall cooperate with and assist the Grantee and take all reasonable actions to effectuate this irrevocable proxy including, without limitation, providing information, executing and delivering such additional documents, instruments, papers, and other assurances that the Grantee requests as necessary, appropriate, convenient, useful or desirable to effectively carry out the intent of this irrevocable proxy.

     10. AMLH, Wright and Pauzer shall be jointly and severally liable for performance and payment of all of Grantor's obligations hereunder.

     11. Grantor, AMLH Wright and Pauzer jointly and severally represent and warrant as follows:

          a.  (i)  Hazardous  Materials  have not been released on the Property;
     (ii) there have been no events related to the Property that could give rise to liability under any Environmental Law; (iii) the Property is now, and has for the past three years been, in compliance in all material respects with all applicable Environmental Laws and there are no extant conditions that could reasonably be expected to constitute an impediment to such compliance in the future; (iii) there are no pending or threatened claims under any Environmental Law against Grantor relating to the Property; (iv) there is no environmental remediation or other environmental response occurring on the Property; and (v) Grantor has not received any notice nor does it have knowledge of any circumstances related to liability, under any Environmental Law. As used herein, "Hazardous Materials" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, and any other chemicals, materials, or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any Environmental Law, and "Environmental Law" means any federal, state, local or foreign constitution, statute, law, ordinance, regulation, rule, code, injunction, judgment, order, decree or other requirement, restriction or rule of law relating to the environment, health, safety or Hazardous Materials, including but not limited to, Comprehensive Environmental Response, Compensation, and Liability Act of 1980; the Resource Conservation and Recovery Act of 1986 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. (S)(S)6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S)6901 et seq.; the Clean Water Act, 33 U.S.C. (S)(S)1251 et seq.; the Toxic Substances Control Act of 1976, 15 U.S.C. (S)(S)2601 et seq.; the Clean Air Act of 1966, as amended, 42 U.S.C. (S)(S)7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
     (S)(S)300f et seq.; the Atomic Energy Act, 42 U.S.C. (S)(S)2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. (S)(S)136 et seq.; and the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. (S)(S)1101 et seq.

          b. Grantor has all insurance that is prudent for the Property, and (i) all insurance policies under which the Property is covered are in full force and effect, and Grantor has paid all premiums due and are not in default, (ii) all insurance policies are sufficient for compliance with all applicable requirements of applicable law, and (iii) no notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by Grantor.

     12. In connection with the transactions contemplated hereby and as a condition to Grantee's advance of $1.12 million contemplated by Section 1 above, Grantor shall deliver the following to Grantee:

          a. the Warrants, duly executed by Grantor, in the form of Exhibit A attached hereto;

          b. an opinion of counsel for American Leisure Holdings, Inc., in form and substance satisfactory to the Grantee in its sole discretion;

          c. an amendment to the Operating Agreement of the Grantor, duly executed by AMLH, in the form of Exhibit B attached hereto;

          d. Amendment No. 1 to $4.3 Million Credit Agreement, duly executed by AMLH and Reedy Creek Acquisition Company, LLC;

          e. Amendment No. 1 to $6.2 Million Credit Agreement, duly executed by AMLH, Tierra del Sol Resort (Phase 2), Ltd., Costa Blanca II Real Estate, LLC, Costa Blanca III Real Estate, LLC, TDS Town Homes (Phase 2), LLC and TDS Clubhouse, Inc.;

          f. such other documents as Grantee shall reasonably deem necessary in connection with the transactions contemplated hereby.

     13.     For  purposes  of  this Agreement "AFFILIATE" shall mean any person
                                                ---------
(or entity) which directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control, with Grantor, AMLH, Wright or Pauzer, or 5% or more of the equity interest of which is held beneficially or of record by any of Grantor, AMLH, Wright or Pauzer. The term "control" means the possession, directly of indirectly, of the power to cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

     14. Any notice or other communication hereunder to any party hereto shall be delivered by hand delivery, facsimile, recognized overnight courier or registered or certified mail, return receipt requested, and shall be deemed to have been given or made when delivered to the party at its address or fax number specified next to its signature hereto (or at any other address that the party may hereafter specify to the other parties in writing).

     15. This Agreement shall be deemed a contract made under the law of the State of Florida and shall be governed by and construed in accordance with the law of said state and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent subject matter jurisdiction in Miami-Dade County, Florida, and any objection to such jurisdiction and venue is hereby expressly waived.

     16. This Agreement shall be binding upon and shall inure to the benefit of each party, and their respective successors and assigns, provided, however, that except as specifically permitted herein, neither Grantor, AMLH, Wright nor Pauzer may assign any of his/its rights hereunder without the prior written consent of Grantee, which may be arbitrarily withheld, and any such assignment will be void.

     17. AMLH shall reimburse the Grantee for all of its costs and expenses, including reasonable attorney's fees, incurred in connection with the transactions contemplated hereby.

     18. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT HE/IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OR EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO GRANTEE ENTERING INTO THIS AGREEMENT AND MAKING THE $1.12 MILLION ADVANCE DESCRIBED IN SECTION 1 HEREOF.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         STANFORD  INTERNATIONAL  BANK  LIMITED


                         By:
                            ---------------------------------
                         Its:
                            ---------------------------------
                         Address:     6075 Poplar Avenue, Suite 300
                                      Memphis, Tennessee 38119
                         Facsimile:   407-251-8455


                         SOUTH  BEACH  RESORTS,  LLC


                         By:  AMERICAN LEISURE HOLDINGS, INC., its sole member

                         By: /s/ Malcolm J. Wright
                            ---------------------------------
                         Its: CEO
                            ---------------------------------
                         Address:     2462 Sand Lake Road
                                      Orlando, Florida 32809
                         Facsimile:   407-251-8455


                         AMERICAN LEISURE HOLDINGS, INC.


                         By: /s/ Malcolm J. Wright
                            ---------------------------------
                         Its: CEO
                            ---------------------------------
                         Address:     2462 Sand Lake Road
                                      Orlando, Florida 32809
                         Facsimile:   407-251-8455

                         /s/ Malcolm J. Wright
                         ------------------------------------
                         MALCOLM WRIGHT
                         Address:     2462 Sand Lake Road
                                      Orlando, Florida 32809
                         Facsimile:   407-251-8455

                         /s/ Frederick Pauzer
                         ------------------------------------
                         FREDERICK PAUZER
                         Address:     2462 Sand Lake Road
                                      Orlando, Florida 32809
                         Facsimile:   407-251-8455

                                   SCHEDULE 1
                              WARRANTS DISTRIBUTION



NAME                                    ADDRESS                                     % OF WARRANTS
----                                    -------                                      -------------
Stanford International Bank Limited     No. 11 Pavilion Drive, St. John's,               50.0000%
                                        Antigua, West Indies
Daniel T. Bogar                         1016 Sanibel Drive, Hollywood, Fl. 33019         11.5625%
William R. Fusselmann                   141 Crandon Blvd. # 437, Key Biscayne, FL 33149  11.5625%
Osvaldo Pi                              6405 SW 104th Street, Pinecrest, FL 33156        11.5625%
Ronald M. Stein                         6520 Allison Road, Miami Beach, Fl. 33141        11.5625%
Charles M. Weiser                       3521 N. 55th Avenue, Hollywood, FL 33021          1.8750%
Tal Kimmel                              201 South Biscayne Blvd., Miami, FL 33131         1.8750%

                        TOTAL                                                              100.0%
